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                                                                      EXHIBIT 10

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                          PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                                SKY SITES, INC.,

                                   PURCHASER

                                      AND

                      ACKERLEY AIRPORT ADVERTISING, INC.,

                                     SELLER

                            DATED AS OF MAY 19, 1998








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          PURCHASE AND SALE AGREEMENT, dated as of May 19, 1998, by and among
Sky Sites, Inc., a Delaware corporation ("Purchaser") and Ackerley Airport Advertising, Inc., a Washington corporation ("Seller").

          WHEREAS, Purchaser desires to purchase, and Seller desires to sell, the assets used in connection with the conduct of the Business (as defined herein), including the value of the Business as a going concern, all upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in reliance upon the covenants and agreements set forth herein intending to be legally bound, the parties hereto agree as follows:

                      I.  PURCHASE AND SALE OF ASSETS
                          ---------------------------

     Section 1.1.  Purchase and Sale of Assets.  At the closing of the
                   ---------------------------
acquisition of the Assets (as hereinafter defined) pursuant to this Agreement (the "Closing"), upon the terms and subject to the conditions contained herein, Seller shall sell, transfer, convey, assign and deliver to Purchaser, effective as of the Closing, and Purchaser shall purchase and accept from Seller, all of the assets of Seller and all of Seller's Affiliates (as defined in Section 12.15 hereof) used in or related to the business of obtaining, displaying and maintaining advertising signage and media opportunities in airports and selling space and time thereon for advertising purposes pursuant to agreements with airport authorities, airlines and other concessionaires at airports (the "Business"), free and clear of all liens, mortgages, pledges, encumbrances and charges of every kind (collectively, the "Assets"), including, but not limited to:

         (a) rights and benefits accruing to Seller or its Affiliates under all agreements and contracts, written or oral, entered into in connection with the conduct of the Business, including without limitation:

                   (i) all airport concession agreements and airline concession agreements which are identified on Schedule 1.1(a)(i), or the entire
                                              ------------------
beneficial use and economic benefit thereof (collectively, the "Airport Concession Agreements")

                   (ii)   all advertising contracts which are identified on
Schedule 1.1(a)(ii) (collectively, the "Advertising Contracts");
-------------------

                   (iii)  all subcontracts which are identified on Schedule
                                                                   --------
1.1(a)(iii) (collectively, the "Subcontracts"); and
-----------

                   (iv) all other contracts, agreements and arrangements which are listed in Schedule 1.1(a)(iv) (such contracts, agreements and arrangements,
              -------------------
together with the Advertising Contracts, the Airport Concession Agreements, agreements of joint venture and the Subcontracts being collectively referred to herein as the "Contracts");

         (b) all inventory, equipment, frames, advertising structures, sales and promotional materials, supplies, furniture, photographs, computer software and related documentation spare parts, and all other tangible assets of Seller used in or related to the Business, including without limitation those described in Schedule 1.1(b);
             ---------------

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         (c)  all the interest of, and the rights and/or benefits accruing to,
Seller or its Affiliates as lessee under (i) the leases of real property used in the Business which are identified on Schedule 1.1(c) (the "Real Estate Leases")
                                     ---------------
and all leasehold improvements and fixtures relating thereto, and (ii) such leases or rental agreements covering machinery, equipment, computers, computer hardware, tools, supplies, furniture and fixtures, automobiles and other tangible assets used in the Business, as are described in Schedule 1.1(c)
                                                          ---------------
(collectively, with the Real Estate Leases, the "Leases");

         (d) all right, title and interest of Seller and its Affiliates in all joint ventures related to the Business (the "Joint Ventures") identified in
Schedule 1.1(d), including Seller's capital accounts and voting rights;
---------------

         (e) all operating data (including booking, mapping, administrative and accounting system), books and records relating to the Business, including without limitation all files, records, correspondence, client lists and records, referral sources, research and development reports and records, production reports and records, equipment logs, operating guides and manuals, projections, accounting and personnel records and correspondence and other similar documents and records source and object codes;

         (f) the use of the names "Ackerley Airport Advertising" and "AK Media/Airport" for a period of twelve months from Closing;

         (g) all licenses, permits, approvals, qualifications, consents and other authorizations necessary for the lawful conduct, ownership and operation of the Business, if any, including without limitation those listed on Schedule
                                                                      --------
1.1(g);
------

         (h) all claims, warranty rights, causes of action and other similar rights arising in the conduct of or relating to the Business, except as set forth in Schedule 1.1(h); and
         ---------------

         (i)  all goodwill and going concern value of the Business.

     Section 1.2.  Retained Assets.  The Assets shall not be deemed to include
                   ---------------
Seller's cash (other than deferred advertising revenue attributable to the period subsequent to Closing) and accounts receivable attributable to the period prior to Closing (the "Closing Date" "Accounts Receivable") and those other assets of Seller which are specifically identified on Schedule 1.2 as Retained
                                                      ------------
Assets (the "Retained Assets").

     Section 1.3.  Assumed Liabilities.  At the Closing, upon the terms and
                   -------------------
subject to the conditions contained herein, Purchaser shall assume, effective as of the Closing Date, and agrees to pay, perform and discharge in accordance with their terms, only the following obligations and liabilities of Seller to the extent that they accrue on or after, and relate to periods commencing after, the Closing Date (collectively, "Assumed Liabilities"):


          (a) Seller's obligations under those Contracts which are effectively assigned by Seller to Purchaser as of the Closing Date, including the Airport Concession Agreements (the "Assigned Contracts") (excluding breaches thereof to the Closing Date and excluding any and all obligations of Seller which were to have been performed thereunder to the Closing Date); and

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          (b)  Seller's obligations under the Leases (excluding breaches thereof to the Closing Date and excluding any and all obligations of Seller which were to have been performed thereunder the Closing Date).

          (c) any obligation for "Taxes" (as hereinafter defined), including interest, penalties or additions to tax relating thereto, arising from the operation of the Business from and after the Closing Date;

     Section 1.4.  Excluded Liabilities.  Purchaser is not assuming and shall
                   --------------------
not be liable for any liabilities of Seller or its Affiliates of any nature whatsoever other than those liabilities expressly assumed by Purchaser pursuant to this Agreement (all such liabilities, other than Assumed Liabilities, being referred to herein as "Excluded Liabilities").

     Section 1.5  Closing.  The Closing shall take place at the Seller's offices
                  -------
in New York City at 10:00 a.m. on the date which is five business days after (a) the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or (b) if either the U.S. Department of Justice or the Federal Trade Commission (collectively the "Government") have indicated any objections to the transaction contemplated by this Agreement during the waiting period, such objection shall have been withdrawn or otherwise resolved to the satisfaction of the U.S. Department of Justice or the Federal Trade Commission. Each party hereto agrees to use its commercially reasonable efforts to satisfy each request of the U.S. Department of Justice or the Federal Trade Commission for information within the time for response established by the U.S. Department of Justice or the Federal Trade Commission, as the case may be.

     Section 1.6.  Purchase Price.  The Purchase Price for the Assets shall be
                   --------------
Forty-four Million Dollars (US$44,000,000) in cash, subject to adjustment as described in Section 1.7 below (the "Purchase Price").

     Section 1.7.  Adjustment in Purchase Price.  If any adjustment is required
                   ----------------------------
by the provisions of the following subparagraphs, the Purchase Price shall be reduced by an amount calculated in the following manner:

             (a)   Base Purchase Price.  Purchaser shall pay to Seller at
                   -------------------
closing by wire transfer a "Base Purchase Price" of Forty Million Dollars (US$40,000,000). This Base Purchase Price shall not be subject to any adjustment.

             (b)   Contingent Purchase Increment.  On April 7, 1998, Seller and
                   -----------------------------
Purchaser entered into an Escrow Agreement with Banque Nationale de Paris ("Escrow Agent"), to hold a US$4,900,000 escrow deposit (the "Escrow Deposit"). Upon the execution of this Agreement, Seller, Purchaser and Escrow Agent will execute and deliver the Amended Escrow Agreement in the form attached as Exhibit
                                                                         -------
A hereto. The Amended Escrow Agreement provides that the amount of the Escrow
-
Deposit is changed to Four Million Dollars (US$4,000,000), that the Escrow Deposit will be held by Escrow Agent pending Closing and that:

                   (i) In the event that during the period beginning on the Closing Date and ending on the 180th day thereafter (the "Grace Period"), Purchaser becomes the assignee, transferee or is otherwise able to enjoy all beneficial use and economic benefit of all of the Airport Concession Agreements, then the Escrow Deposit shall be paid to Seller on the 181st day

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after the Closing Date.

                   (ii) In the event that during the Grace Period, Purchaser does not become the assignee, transferee, or is otherwise unable to enjoy all beneficial use and economic benefit of any Airport Concession Agreement(s), then the Escrow Deposit shall be reduced by an amount equal to 1.4 times gross revenues less agency commission that was attributable to such concession(s) during the twelve month period immediately preceding March 31, 1998, and said reduced amount shall be paid to Seller on the one hundred eighty first day following the Closing Date; provided that the total of any such reduction shall not exceed Four Million Dollars (US$4,000,000). All interest from the Escrow Deposit from and after the Closing Date shall be paid to Seller on the 181st day following the Closing Date, unless there has been a reduction in the Escrow Deposit pursuant to this subparagraph (ii), in which case interest shall be paid to the Seller and the Purchaser in proportion to the amount of principal of the Escrow Deposit paid to Seller and Purchaser.

                   (iii) In the event that during the Grace Period, Purchaser is awarded airport concessions by airports which are not parties to the Airport Concession Agreements, Seller shall be entitled a credit against reductions to the Escrow Deposit, in amount equal to fifty percent (50%) of the gross revenues less agency commission in excess of Four Hundred Thousand Dollars (US$400,000) attributable to such new concession(s) during the Grace Period received by Purchaser.

                   (iv) Purchaser and Seller hereby agree to give joint written instructions to the Escrow Agent to effect the foregoing.

     Section 1.8.  Delivery of Purchase Price and Transfer of Assets.  (a)  On
                   -------------------------------------------------
the Closing Date, Purchaser shall deliver the Purchase Price by wire transfer of immediately available federal funds to an account specified by Seller at least two business days prior to Closing.

            (b) At the Closing, Seller shall deliver to Purchaser (x) such deeds, bills of sale, endorsements, assignments and other instruments of sale, conveyance, transfer and assignment, satisfactory in form and substance to Purchaser and its counsel, as may be reasonably requested by Purchaser, in order to convey to Purchaser (i) the right to conduct the Business (subject to Section 1.7(c)) and (ii) good and marketable title to the Assets, free and clear of all claims, charges, equities, liens, security interests and encumbrances, except as permitted by this Agreement and (y) cash representing deferred advertising revenue attributable to the period beginning on or after the Closing Date, if any.

            (c)(1) At Closing, Seller and Purchaser shall execute a Service Agreement in the form set forth in Exhibit B for each airport or airline
                                   ---------
concession, which shall be applicable to each Airport Concession Agreement as to which any written consent to assignment shall not have been received.

                   (2) From and after Closing, Purchaser shall cooperate with Seller to obtain the written consents which are or may be required under the Assigned Contracts and Leases.

     Section 1.9.  Accounts Receivable.   (a)  Seller shall collect its own
                   -------------------
Accounts

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Receivables.

          (b) For a period of twelve (12) months beginning on the Closing Date, Purchaser may use its own lockbox in the name of "Sky Sites, Inc. d/b/a Ackerley Airport Advertising" and may notify customers effective with its first billings of the new lockbox address.

          (c) Beginning the Closing Date, and on a daily basis thereafter for a period of six months after Closing, and every thirty (30) days for a period of one (1) year after Closing, or at such other times as Seller and Purchaser mutually determine, Seller shall furnish Purchaser with a list of, and pay over to Purchaser, any and all accounts receivable Seller has collected which are attributable to the operation of the Business on after the Closing Date.

          (d) Beginning the Closing Date, on a daily basis thereafter for a period of six months after Closing, and every thirty (30) days for a period of one (1) year after Closing, or at such other times as Seller and Purchaser mutually determine, Purchaser shall furnish Seller with a list of, and pay over to Seller, any and all accounts receivable Purchaser has collected which are attributable to the operation of the Business prior to the Closing Date.

          (e) Seller agrees that Purchaser's auditors may review the Financial Statements of the Business at the Closing Date to review, among other things, the allocation of accounts receivable and accounts payable between Purchaser and Seller.

             II.  CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS
                  -----------------------------------------------

     The obligation of Purchaser under this Agreement to consummate the purchase of the Assets at the Closing shall be subject to the satisfaction, at or prior to the Closing, of all of the following conditions any of which may be waived in writing in whole or in part by Purchaser:

     Section 2.1.  Representations and Warranties Accurate.  All representations
                   ---------------------------------------
and warranties of Seller contained in this Agreement, shall be true in all respects on and as of the Closing Date with the same force and effect as though such representations and warranties were made on and as of the Closing Date.

     Section 2.2.  Performance by Seller.  Seller shall have performed and
                   ---------------------
complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to or on the Closing Date.

     Section 2.3.  Certificate.  Purchaser shall have received a certificate,
                   -----------
dated as of the Closing Date, signed by an authorized officer of Seller, to the effect that the conditions set forth in Sections 2.1 and 2.2 have been satisfied.

     Section 2.4.  Opinion of Counsel for Seller.  Purchaser shall have received
                   -----------------------------
from Seller's counsel, a written opinion, dated as of the Closing Date, substantially in the form attached hereto as Exhibit C and hereby made a part
                                             ---------
hereof.

     Section 2.5.  Legal Prohibition.  On the Closing Date, no injunction or
                   -----------------
order shall be in effect prohibiting consummation of the transactions contemplated hereby or which would make

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

the consummation of such transactions unlawful and no action or proceeding shall have been instituted and remain pending before a court, governmental body or regulatory authority to restrain or prohibit the transactions contemplated by this Agreement and no adverse decision shall have been made by any such court, governmental body or regulatory authority which could decrease the value of the Business or increase the Assumed Liabilities or the liabilities of the Business after the Closing Date.

     Section 2.6.  Closing Matters.  All actions to be taken by Seller in
                   ---------------
connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Purchaser and its counsel.

               III. CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS
                    --------------------------------------------

     The obligation of Seller under this Agreement to consummate the sale of the Assets at the Closing shall be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any of which may be waived in writing in whole or in part by Seller.

     Section 3.1.   Representations and Warranties Accurate.  All
                    ---------------------------------------
representations and warranties of Purchaser contained in this Agreement, shall be true in all respects on and as of the Closing Date, with the same force and effect as though such representations and warranties were made on and as of the Closing Date.

     Section 3.2.  Performance by Purchaser.  Purchaser shall have performed and
                   ------------------------
complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by Purchaser prior to or on the Closing Date.

     Section 3.3.  Certificate.  Seller shall have received a certificate, dated
                   -----------
as of the Closing Date, signed by an authorized officer of Purchaser, to the effect that the conditions set forth in Sections 3.1 and 3.2 have been satisfied.

     Section 3.4.  Opinion of Counsel for Purchaser.  Seller shall have received
                   --------------------------------
from Purchaser's counsel, a written opinion dated as of the Closing Date, substantially in the form attached hereto as Exhibit D and hereby made a part
                                             ---------
hereof.

     Section 3.5.  Legal Prohibition.  On the Closing Date, no injunction or
                   -----------------
order shall be in effect prohibiting consummation of the transactions contemplated hereby or which would make the consummation of such transactions unlawful and no action or proceeding shall have been instituted and remain pending before a court, governmental body or regulatory authority to restrain or prohibit the transactions contemplated by this Agreement.

     Section 3.6.  Closing Matters.  All actions to be taken by Purchaser in
                   ---------------
connection with the consummation of the transactions contemplated hereby and all opinions and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Seller and its counsel.

                  IV. SELLER  REPRESENTATIONS AND WARRANTIES
                      --------------------------------------

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

     Seller represents and warrants to Purchaser as follows:

     Section 4.1.  Organization and Qualification.  Seller and each Affiliate of
                   ------------------------------
Seller which owned or owns assets used in or related to the Business (a "Business Affiliate") is a corporation duly organized, validly existing and at the Closing Date shall be in good standing under the laws of the State of Washington, with power and authority and all licenses and permits necessary to conduct the Business as presently conducted, and to own, lease and operate the properties and assets used in connection therewith and to enter into and perform this Agreement and the transactions contemplated hereby. Seller and each Business Affiliate is in good standing as a foreign corporation and licensed or qualified to transact business in each jurisdiction in which the nature of the properties owned or leased by it or the business transacted by it requires it to be so licensed or qualified, such jurisdictions being listed on Schedule 4.1.
                                                                -------------
Neither Seller nor any Business Affiliate has operated under any names other than Ackerley Airport Advertising, Inc. or AK Media/Airport during the last five years. Seller has not acquired or merged with any business during the last five years.

     Section 4.2.  Due Authorization.  (a)  Seller has all requisite corporate
                   -----------------
power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Seller of this Agreement and the other documents contemplated hereby, the performance by Seller of its obligations hereunder and thereunder, and the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Seller and in the case of a transfer of assets by Business Affiliates to Seller, by each such Business Affiliate. This Agreement is a legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

          (b) Ackerley (as hereinafter defined) has all requisite corporate power and authority to execute and deliver the guaranty as provided in Section
11.2 hereof and to perform its obligations thereunder (including, without limitation, the non-solicitation and non-competition provisions of Sections 6.7 and 6.8). The execution and delivery by Ackerley of this Agreement as to Section
11.2 and the performance by Ackerley of its obligations thereunder (including, without limitation, the non-solicitation and non-competition provisions of Sections 6.7 and 6.8) have been duly and validly authorized by all necessary corporate action on the part of Ackerley. The guaranty provided in Section 11.2 hereof is a legal, valid and binding obligation of Ackerley, enforceable against it in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

     Section 4.3.  No Conflict.  Except as set forth in Schedule 4.3, neither
                   -----------                          ------------
the execution and delivery of this Agreement or any of the other documents contemplated hereby by Seller nor the consummation of the transactions contemplated hereby or thereby will conflict with, result in a breach or violation of or constitute (or with notice or lapse of time or both constitute) a default under (a) the Articles of Incorporation or By-Laws of Seller, (b) any statute or order, judgment or decree of any court, (c) any material Contract, subject to Section 1.8(c) hereof ; provided, however, that Purchaser has reviewed, and has made its own evaluation regarding its ability to obtain the beneficial economic use of, all of the Airport Concession Agreements or (d) any material contract to which an Affiliate of Seller is a party. Except as provided in Sections 1.7(b) and 1.8(c) hereof, Purchaser assumes the sole risk of obtaining the consent to assignment or the beneficial economic use of the Airport Concession Agreements. While Seller has indicated its good faith belief that consents to assignment, or the beneficial economic use, of the Airport Concession Agreements can be obtained. Seller does not represent or warrant whether any Airport Concession Agreement is assignable, whether Purchaser will be able to derive the beneficial economic use of any Airport Concession Agreement, or whether the execution and delivery of this Agreement may constitute a breach of any Airport Concession Agreement which may result in the termination of any such Agreement.

     Section 4.4.  Title to and Condition of Assets.  (a) The schedules to this
                   --------------------------------
Agreement contain true, correct and complete lists of all the Assets. Seller has, except for the Retained Assets and assets which are sold by Seller or in the ordinary course of the Business between the date hereof and the Closing Date, as of the Closing Date, good and marketable title to, or valid and subsisting leasehold interests in or valid licenses to use, all the Assets, free and clear of any liens, charges, options, security interests or other encumbrances, except inchoate liens of current Taxes not yet due and payable.

             (b) The Assets constitute all of the assets used in or related to the Business and are all the assets necessary to enable Purchaser to conduct the Business subsequent to Closing in the same manner as presently conducted, and include all assets used in or related to the Business which were owned by Affiliates of Seller (ownership of, and all rights to, such assets have been or will be transferred to Seller prior to Closing). Accordingly, Seller agrees that all representations and warranties of Seller contained herein are also made with respect to Business Affiliates to the extent that they are relevant to the assets to be transferred to Purchaser pursuant to this Agreement.

     Section 4.5.  Financial Statements.  (a)  Seller has delivered to Purchaser
                   --------------------
all financial statements related to the Business for calendar year 1997 including the audited financial statements of Seller for the year ended December 31, 1997 and the most recent unaudited balance sheets and income statements of Seller dated as of March 31, 1998 (the "Interim Financial Statement"), all of which are attached hereto as Schedule 4.5 (collectively, the "Financial
                             ------------
Statements"). The Financial Statements were prepared from the books and records of Seller in accordance with U.S. generally accepted accounting principles applied on a basis consistent with prior periods. Each of the Financial Statements fairly presents the financial position and results of operations of the Business as at, and for the period ending on, their dates.

             (b) Neither Seller nor its Affiliates has liabilities or obligations of any nature, whether accrued, absolute or contingent, and whether due or to become due, including without limitation, any liability for Taxes, except (i) as set forth or reflected on the Interim Financial Statement, (ii) as disclosed in the Schedules hereto, (iii) for purchase contracts and orders entered into in the ordinary course of business consistent in form and amount, in all respects, with past practice, and (iv) for current liabilities incurred in the ordinary course of the Business consistent in all respects, in form and amount, with past practice since 1993.

          (c) The books and records of Seller reflect all material income and expense items, and all assets and liabilities related to the Business and are in all material respects complete and correct.

     Section 4.6.  Absence of Certain Changes or Events.  Except as set forth on
                   ------------------------------------
Schedule 4.6 hereto, since March 31, 1998, there has not been:
------------

          (a) any change in the Assets, Business, liabilities, results of operations or financial condition of the Business which individually or in the aggregate would be reasonably expected to have a material adverse effect on the Assets, liabilities, results of operations or financial condition of the Business taken as a whole (a "Material Adverse Effect"), and, to the knowledge of Seller, no such change is threatened or reasonably likely, except such changes as may affect the economy generally;

          (b) any damage, destruction or casualty loss, whether covered by insurance or not, which individually or in the aggregate would be reasonably expected to have a Material Adverse Effect;

          (c) any increase in compensation payable to, or any employment, bonus or compensation agreement entered into with, any employees or independent contractors of Seller;

          (d) any obligation or liability (absolute or contingent) relating to the Business incurred, or to which the Assets or Business have become subject, except current liabilities incurred in the ordinary course of conduct of the Business and obligations under contracts entered into in the ordinary course of the Business consistent in all respects, in form and amount, with past practice since 1993;

          (e) any amendment, renewal or termination of any Assigned Contract, Lease or other material contract, agreement or permit relating to the Business;

          (f) any events or conditions of any character, which individually or in the aggregate are reasonably likely to have a Material Adverse Effect;

          (g) any strike or other labor dispute;

          (h) any loss of employees or customers that individually or in the aggregate has had or will have a Material Adverse Effect;

          (i) any amendment of its organizational documents;

          (j) any rights or licenses granted under any of its trademarks or trade names or other intellectual property or entered into any licensing or similar agreements or arrangements which individually or in the aggregate are material, except in the ordinary course of business consistent with past practice;

          (k) any material changes made in policies or practices relating to selling practices, purchasing, returns, discounts, marketing, or other material terms of sale or accounting therefor;

          (l) any changes made in its accounting practices, policies or principles other than as required by applicable law;

          (m) any elections made or any material liability compromised with respect to taxes;

          (n) except in connection with the proposed sale of the Business, disclosed any secret or confidential material intellectual property (except by way of issuance of a patent) or permitted to lapse or become abandoned any intellectual property (or any registration or grant thereof or any application relating thereto);

     Section 4.7.  Conduct of Operations Pending the Closing.  Except as set
                   -----------------------------------------
forth on Schedule 4.7 hereto, since March 31, 1998.
         ------------

          (a) the Business has been conducted only in the ordinary course and in substantially the same manner as it has heretofore;

          (b) all insurance relating to the Assets and the Business comparable in amount and scope of coverage to that now maintained by it has been kept in full force and effect;

          (c) all obligations under Assigned Contracts, Leases and documents relating to or affecting its conduct of the Business, have been performed all in the same manner as heretofore performed;

          (d) commercially reasonable efforts have been used, and to Seller's knowledge, the properties, assets, and business organizations of the Business have been maintained and preserved intact, commercially reasonable efforts have been used to maintain, and to Seller's knowledge its goodwill and relationships with its present employees, suppliers and others having a relationship with the Business and all licenses and permits and rights under contracts requisite to the conduct of the Business as now conducted have been maintained;

          (e) no capital expenditure in connection with the Business in excess of $15,000 ($50,000 in total) has been committed;

          (f) no right has been waived, or debt or claim under any contract, lease, agreement or commitment in connection with the Business canceled which involves the payment of more than $15,000 ($50,000 in total);

          (g) all equipment, fixtures and other property used in the Business, have been maintained and are in good working condition reasonable wear and tear excepted; and

          (h) no new Airport Concession Agreements, joint ventures, subcontracts or any other material contracts, subcontracts, agreements, permits or leases relating to the Business have been applied for or entered into.

     Section 4.8.  Litigation.  Except as set forth in Schedule 4.8, neither
                   ----------                          ------------
Seller nor its Affiliates is subject to any judgment, award, order, writ, injunction, arbitration decision or decree with respect to the Business, that, individually or in the aggregate, is reasonably expected to have a Material Adverse Effect. There is no suit, action or proceeding pending or, to knowledge of Seller, threatened against Seller or its Affiliates, that, individually or in the aggregate, is reasonably expected to have a Material Adverse Effect.

     Section 4.9.  Compliance with Law.  Seller and the Business have been and
                   -------------------
are operating in compliance with all applicable laws, regulations licenses, permits and governmental orders except for such failures so to comply as would not, individually or in the aggregate, have a Material Adverse Effect, the present use of the Assets does not violate any such laws, regulations or orders in any material respect, except for such possible violations which would not, individually or in the aggregate, have a Material Adverse Effect.

     Section 4.10.  Labor Matters.  To the knowledge of Seller, there are not in
                    -------------
existence or threatened any work stoppages respecting employees of Seller or the Business.

     Section 4.11.  Brokers.  Neither Seller nor any Affiliates, nor any parties
                    -------
acting on their behalf has not paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement.

     Section 4.12.  Personnel. (a) Schedule 4.12 contains a list of all persons
                    ---------      -------------
employed in the Business, including their salaries, titles and dates of employment, and a list of all employment, consulting and other contracts with persons employed.

          (b) Neither Seller nor any Affiliate is a party to any Contract or agreement with any labor organization, nor has Seller or any Affiliate agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of the employees of the Business. Seller has no knowledge of any organizational effort currently being made by or on behalf of any labor union with respect to employees of the Business. Seller has no knowledge of any unfair labor practice charges pending against Seller with respect to the Business; there are no pending or, to Seller's knowledge, threatened strikes or arbitration proceedings involving labor matters affecting Seller or the Business; and neither Seller nor the Business has experienced any strikes, work stoppage or other significant labor difficulties of any nature during the last three years.

          (c) To the knowledge of Seller, Seller has complied in all material respects with all laws relating to the employment of labor, including, without limitation, those laws relating to safety, health, wages, hours, collective bargaining, unemployment insurance, workers' compensation, equal employment opportunity and payment and withholding of taxes except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

     Section 4.13.  Insurance; Performance Bonds and Letters of Credit.
                    --------------------------------------------------
Schedule 4.13 reflects all insurance, performance bonds and letters of credit
-------------
which are required by law or any agreement, including any of the Airport Concession Agreements, to be maintained or entered into with respect to the Business.

     Section 4.14.  ERISA.  (a)  Schedule 4.14(a) sets forth a list of each
                    -----        ----------------
employee benefit plan that is maintained by the Seller or to which the Seller contributes or is obligated to contribute (collectively, the "Plans"). The Seller has made available to the
                               -----
Purchaser correct and complete copies of all written Plans. Each Plan intended to be qualified under section 401(a) of the Internal Revenue Code (the "Code") had received a favorable determination letter from the Internal Revenue Service ("IRS") as to its qualification under the Code and no amendment has been made to any such Plan since the date of its most recent determination letter that would reasonably be expected to result in the disqualification of such Plan.

          (b) No Plan is subject to the minimum funding standards of section 302 of Employee Retirement Income Security Act of 1974, as amended ("ERISA"). ERISA or section 412 of the Code. No Plan is a multi employer plan (as defined in section 3(37) of ERISA) or a multiple employer plan. No liability to the Pension Benefit Guaranty Corporation in respect of any Plan which individually or in the aggregate is material has been incurred pursuant to the provisions of Title IV of ERISA or otherwise by the Seller. There is no other trade or business, whether or not incorporated, that is treated as a single employer together with the Seller under section 414(b) or 414(c) of the Code.

          (c) Each of the Plans complies, and has been operated and administered in accordance, with all applicable laws, including but not limited to ERISA and the Code, except for any such noncompliance that individually or in the aggregate will not have a Material Adverse Effect. There are no pending or, to the knowledge of the Seller, threatened claims by or on behalf of any employee of the Seller involving any Plan (other than routine claims for benefits under the terms of any such Plan). All contributions required to have been made to any Plan by the Seller pursuant to applicable law (including, without limitation, ERISA and the Code) have been timely made.

     Section 4.15.  Taxes.  Except as specifically set forth in Schedule 4.15,
                    -----                                       -------------
(i) all returns and reports of U.S. federal, state, local and foreign income, profits, franchise, unincorporated business, capital, general corporate, sales, use, occupation, property, excise and any and all other taxes which Seller the Business or the Assets has assumed, succeeded to or for which it was, is or may be otherwise responsible, whether directly or by reason of having been included in a consolidated return filed on behalf of one or more other corporations (all such taxes, irrespective of the period for which payable or attributable, being hereinafter referred to as "Taxes") that are or were required to be filed have been filed on a timely basis (taking into account any extensions granted by the relevant taxing authorities) with the appropriate taxing authorities in all jurisdictions in which such returns and reports are or were required to be filed, and all such returns and reports are true, correct and complete in all material respects, (ii) all Taxes (including interest, additions to tax and penalties thereon, together with interest on such additions to tax and penalties) through March 31, 1998 have been fully paid, deposited, adequately reserved for, or are being contested in good faith, and other than as set forth on Schedule 4.15, no notices have been received by Seller of any deficiencies,
   -------------
adjustments or other changes in assessments with respect to any such Taxes, and
(iii) no liens for Taxes which have not been satisfied or discharged by payment or concession by the relevant taxing authority are in force as of the date hereof.

     Section 4.16.  Contracts and Leases.  (a) The Contracts and the Leases are
                    --------------------
valid and binding obligations of the parties thereto, enforceable in accordance with their terms, and are in full force and effect on the date hereof, are all of the contracts, agreements and arrangements relating to the Business, and neither Seller nor, to Seller's knowledge, any party to any of the Leases or Contracts have breached any material provision of, and are in default under the terms of, any of the Leases or Contracts in any material respect.

          (b) No shareholder, partner, officer, director or employee of Seller or its Affiliates is a party to any of the Contracts or the Leases.

          (c) A true, complete and correct copy of each Contract has been delivered to Purchaser.

     Section 4.17.  Interest in Business.  Seller has not granted, and there is
                    --------------------
not outstanding, any option, right, agreement or other obligation pursuant to which any person could claim a right to acquire in any way all or part of, or interest in, the Business or the Assets, other than any which might arise in the ordinary course of the business as a result of a sale or agreement to sell the Business's products or services.

     Section 4.18.  Warn Act.  Seller has not taken any action or failed to take
                    --------
any action which would cause a Plant Closing or Mass Layoff resulting in Employment Loss at any of the employment sites to be acquired by Purchaser, as those terms are defined by the Worker Adjustment and Retraining Notification Act, Public Law 100-379 (August 4, 1988)("WARN Act").

     Section 4.19.  Environmental Matters.  "Environmental Laws" shall mean all
                    ---------------------
applicable local, state and federal statutes and regulations relating to the protection of human health or the environment. Seller has operated the Business in compliance with all Environmental Laws, except where failure to do so would not individually or in the aggregate have a Material Adverse Effect. To the knowledge of Seller, no real property that constitutes any part of the Assets is contaminated with any hazardous substance to an extent or in a manner or condition now requiring remediation under any Environmental Law; no judicial or administrative proceeding is pending or to the knowledge of Seller threatened relating to liability for any off-site disposal or contamination; and neither Seller nor its Affiliates has received any claims or notices alleging liability related to the Assets or the Business under any Environmental Law, and Seller has no knowledge of any circumstances that are reasonably likely to result in claims relating to off-site disposal, contamination or other alleged violations of any Environmental Law.

     Section 4.20.  Disclosure.  None of this Agreement or any certificate or
                    ----------
other document delivered or to be delivered in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit any statement of material fact necessary to make any statement contained herein or therein not misleading.

     Section 4.21.  Intellectual Property.  (a) Schedule 4.21 sets forth all of
                    ---------------------       -------------
the intellectual property used in the Business as of the date hereof other than intellectual property the absence of which individually or in the aggregate would not result in a Material Adverse Effect (the "Intellectual Property"). Seller has the legal right to use the Intellectual Property in connection with the Business as currently conducted.

          (b) To the knowledge of the Seller, the Business and operations of the

Seller as previously and currently conducted do not infringe or otherwise conflict with any rights of any person in respect of any of the Intellectual Property, except to the extent that any such infringements and other conflicts individually or in the aggregate will not have a Material Adverse Effect.

               (c) To the knowledge of the Seller, the Seller licenses no Intellectual Property to any other person.

     Section 4.22.  Additional Labor Matters.  Neither Seller nor the Business
                    ------------------------
is a party to or bound by any collective bargaining agreement or other labor union contract applicable to persons employed by the Seller or the Business and, to the knowledge of the Seller, there are currently no existing organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit. Seller and the Business are in compliance with all applicable provisions of federal, state and local laws pertaining to the employment of employees, including those relating to wages, hours and collective bargaining, except to the extent any failure to comply individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. There are no unfair labor practice complaints pending against the Seller or the Business before the National Labor Relations Board or any other Governmental Authority. Seller has paid in full to all employees, or adequately accrued for in accordance with U.S. GAAP, all wages, salaries, commissions, bonuses, benefits and other compensation due such employees. There is no current claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending before any governmental authority with respect to any persons currently or formerly employed by Seller or the Business. Neither Seller nor the Business is a party to, or otherwise bound by, any consent decree with, or citation by, any governmental authority relating to employees or employment practices. There is no current charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending with respect to Seller or the Business. There is no current charge of discrimination in employment or employment practices, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending against Seller or the Business before the United States Equal Employment Opportunity Commission or any other governmental authority in any jurisdiction in which Seller or the Business has employed or currently employs any person.

     Section 4.23.  Purchase and Sale Obligations.  All unfulfilled purchase and
                    -----------------------------
sales orders and all other commitments for purchases and sales made by Seller during the period since December 31, 1997 in connection with the Business were made in the usual and ordinary course of the Business in accordance with customary pricing policies of the Business.

     Section 4.24.  Securities.  No shares of stock or other securities are
                    ----------
included in the Assets.

     Section 4.25.  Illegal Payments.  No part of the Business is dependent
                    ----------------
upon, or results from, any payments, direct or indirect, in the nature of bribes, kick-backs, or similar payments to any governmental or agency thereof or any other Person, or in the nature of contributions to any domestic or foreign political party or candidate, and no illegal payments have been made.

                  V. PURCHASER REPRESENTATIONS AND WARRANTIES
                     ----------------------------------------

     Purchaser hereby represents and warrants to Seller as follows:

     Section 5.1.  Organization.  Purchaser is a corporation duly organized,
                   ------------
validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease its properties and carry on its business as presently conducted. Purchaser is licensed or qualified to transact business in each jurisdiction in which the nature of the properties owned or leased by it or the business transacted by it requires it to be so licensed or qualified, except where the failure to be so qualified or licensed would not have a material adverse effect on Purchaser.

     Section 5.2.  Due Authorization.  (a)  Purchaser has all requisite
                   -----------------
corporate power and authority to execute and deliver this Agreement and to perform fully its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser, the performance by Purchaser of its obligations hereunder and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Purchaser. This Agreement is a legal, valid and binding obligation of Purchaser enforceable against it in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

                   (b) Havas (as hereinafter defined) has all requisite corporate power and authority to execute and deliver the guaranty as provided in
Section 11.1 hereof and to perform its obligations thereunder. The execution and
------------
delivery by Havas of this Agreement as to Section 11.1 and the performance by
                                          ------------
Havas of its obligations thereunder have been duly and validly authorized by all necessary corporate action on the part of Havas. The guaranty provided in
Section 11.1 hereof is a legal, valid and binding obligation of Havas,
------------
enforceable against it in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

     Section 5.3.  No Conflict.  Neither the execution and delivery of this
                   -----------
Agreement by Purchaser nor the consummation of the transactions contemplated hereby will conflict with, result in a breach or violation of or constitute (or with notice or lapse of time or both constitute) a default under, (a) the Certificate of Incorporation or By-laws of Purchaser, or (b) any statute, order, judgment or decree of any court or any instrument, contract or other agreement to which Purchaser is a party or by which it is subject or bound.

     Section 5.4.  Brokers.  Purchaser has not paid or become obligated to pay
                   -------
any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement.

     Section 5.5.  Disclosure.  None of this Agreement or any certificate or
                   ----------
other document delivered or to be delivered in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit any statement of material fact necessary to make any statement contained herein or therein not misleading.

                                VI.   COVENANTS
                                      ---------

     Section 6.1.  Conduct and Preservation of Business.  Except as contemplated
                   ------------------------------------
by this Agreement, during the period from the date of this Agreement to the Closing Date, Seller shall xuse its commercially reasonable efforts cause the Business to be carried on in the ordinary course, diligently and substantially in the same manner as before.

     Section 6.2.  Access to Information.  Subject to the express terms and
                   ---------------------
conditions of the letter agreement between and Purchaser dated April 7, 1998 relating to Purchaser's review of confidential information relating to the Business (the "Confidentiality Agreement"), between the date of this Agreement and the Closing Date, Seller will (a) permit Purchaser's authorized representatives reasonable access to all of the books, records, Tax returns, reports and other Tax-related materials, offices and other facilities and properties of Seller and related to the Business; (b) permit Purchaser to make such inspections thereof as Purchaser may reasonably request; and (c) furnish Purchaser with such financial and operating data and other information with respect to the business, operations and properties of the Business as Purchaser may from time to time reasonably request, provided, however, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of the Business.

     Section 6.3.  Filings and Authorizations.  On or before June 2, 1998, each
                   --------------------------
of Seller and Purchaser, as promptly as practicable, (a) shall make, or cause to be made, all filings and submissions under laws, rules and regulations applicable to it, or to its Affiliates, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as may be required for it to consummate the transactions contemplated hereby; (b) shall use its commercially reasonable efforts to obtain, or cause to be obtained, all authorizations, consents and waivers from all Persons and governmental or public authorities or bodies necessary to be obtained by it, or any Affiliates, in order for it so to consummate such transactions; (c) shall respond to any requests for information or documentation within the time period set forth in any such request; and (d) shall use its commercially reasonable efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for it to fulfill its obligations hereunder. Seller shall use its commercially reasonable efforts to assist Purchaser in obtaining all consents required under the Contracts as a result of this Agreement and the transactions contemplated hereby.

     Section 6.4.  Public Announcements.  Unless and to the extent required by
                   --------------------
law, Seller, on the one hand, and Purchaser, on the other hand, shall agree in advance prior to the issuance of any press release or the making of any public statement with respect to this Agreement and the transactions contemplated hereby and none of the parties hereto shall issue any such press release or make any such public statement without the prior consent in writing of the other parties. In the event that any party is required to issue a press release or make a public statement by law, it will notify the other parties of the contents thereof in advance of the issuance or making thereof.

     Section 6.5.  Hiring of Employees.  Following execution of this Agreement,
                   -------------------
Purchaser shall be permitted to interview all employees of Seller engaged in the Business and discuss with, and offer employment to, any of such employees. Seller shall reasonably assist Purchaser in its efforts to hire relevant employees. It is understood and agreed, however, that Purchaser shall not be obligated to offer employment to any of Seller's employees. At least ten (10) days prior to Closing, Purchaser shall provide Seller with a list of Seller's employees that it intends to hire.

     Section 6.6.  WARN ACT.  Purchaser covenants that it will not, on or within
                   --------
ninety (90) days of the Closing Date, take any action or fail to take any action which would cause a Plant Closing or Mass Layoff resulting in Employment Loss at any of the employment sites to be acquired from Seller, as those terms are defined by the Worker Adjustment and Retraining Notification Act, Public Law 100-379 (August 4, 1988)("WARN Act").

     Section 6.7.  No Solicitation.  (a) Unless and until this Agreement is
                   ---------------
terminated, between the date of this Agreement and the Closing, neither Seller nor any Affiliate of Seller shall directly or indirectly (a) solicit, initiate or encourage submission of any proposal or offer from any person relating to any acquisition or purchase of all or any substantial amount of the Assets, or any equity interest in the Business, or (b) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way, or assist or participate in, facilitate or encourage, any effort or attempt by any person to do or seek any of the foregoing.

             (b) As a separate and independent covenant for the Restricted Period (as hereinafter defined), neither Seller nor any of its Affiliates will in any way, directly or indirectly, for the purpose of conducting or engaging in any business that manufacturers, produces or supplies products or services of the kind manufactured, produced or supplied by the Business, or take away or interfere or attempt to interfere with any custom, trade, business or patronage of the Business, or interfere with or attempt to interfere with any officers, employees, representatives or agents of the Business or Purchaser or its Affiliates, or induce or attempt to induce any of them to leave the employ of Purchaser or its employment agreements with Purchaser or its Affiliates.

     Section 6.8.  Noncompetition.  For a period ending upon the fifth
                   --------------
anniversary of the Closing Date (the "Restricted Period"), neither Seller nor any of its Affiliates shall engage, directly or indirectly in the Business any where in the world or directly or indirectly, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any person or entity that competes with Purchaser or its Affiliates with respect to the Business; provided, however, that, for the purposes of this Section 6.8, ownership of securities having no more than five percent (5%) of the outstanding voting power of any competitor which are listed on any national securities exchange or traded actively in the national over-the-counter market shall not be deemed to be in violation of the
Section 6.8 so long as the person owning such securities has no other connection or relationship with such competitor.

     Section 6.9.  Extension.  The Restricted Period shall be extended by the
                   ---------
length of any period during which Seller is in breach of the terms of this
Article VI.

     Section 6.10.  Injunctive Relief.  Seller agrees that money damages would
                    -----------------
not be sufficient remedy for any breach of this Article VI and that any such breach would cause Purchaser and its Affiliates irreparable harm. Accordingly, Seller agrees that Purchaser and its Affiliates shall be entitled to specific performance, injunctive relief or other equitable remedy, without the requirement of posting a bond with respect to an actual or threatened breach of this Article VI. Such remedy shall not be deemed to be the exclusive remedy for other breach of this Article VI but shall be in addition to all other remedies available at law or equity.

     Section 6.11.  Limitations.  In the event that the covenants set forth in
                    -----------
this Article VI are more restrictive than permitted by the laws of the jurisdiction in which Purchaser or its Affiliates seeks enforcement thereof, each of such covenants shall be deemed limited to the extent permitted by such laws.

     Section 6.12.  Continuity of the Business.  Seller has no knowledge of any
                    --------------------------
state of facts or existing conditions that would be reasonably expected to prevent the Business from being carried on after the consummation of the transactions contemplated by this Agreement in substantially the same manner as that in which the Business is presently conducted; provided, however that Seller makes no representation as to the assignability of the Airport Concession Agreements.

                   VII.   CERTAIN ACTIONS AFTER THE CLOSING
                          ---------------------------------

     Section 7.1.  Purchaser to Act as Agent for Seller.  This Agreement shall
                   ------------------------------------
not constitute an agreement to assign any contract right included among the Assets if any attempted assignment of the same without the consent of the other party thereto would constitute a breach thereof or in any way adversely affect the rights of Seller thereunder. If such consent is not obtained or if any attempted assignment would be ineffective or would adversely affect Seller's rights thereunder so that Purchaser would not in fact receive all such rights, then Purchaser may, in its discretion, act as the agent for Seller in order to obtain for Purchaser the benefits thereunder. Except as otherwise expressly provided herein, nothing herein shall be deemed to make Purchaser Seller's agent in respect of the Retained Assets.

     Section 7.2.  Payment of Liabilities.  Following the Closing Date, each of
                   ----------------------
Purchaser and Seller agrees to discharge in accordance with their terms the Assumed Liabilities and the Excluded Liabilities, respectively.

     Section 7.3.  Service Agreements.  (a)  Until consent is obtained to the
                   ------------------
assignment of the Airport Concession Agreements to Purchaser, Purchaser agrees to perform all obligations of the Seller on behalf of the Seller under each such Airport Concession Agreement pursuant to a Service Agreement to be entered into at Closing for each such Airport Concession Agreement in the form of Exhibit B.
                                                                     ---------
In consideration for its agreement to perform all obligations on behalf of Seller and other agreements set forth in this Agreement, Purchaser shall be entitled to receive all revenues relating to the Airport Concession Agreements from and after Closing, pursuant to the terms of each such Airport Concession Agreement. Seller shall not be entitled to any part of the revenues relating to the Airport Concession Agreements as they relate to the period beginning on the Closing Date.

          (b) Seller authorizes Purchaser, and Purchaser agrees to use its best efforts at its sole cost and expense, to obtain approval or consent to the assignment of the Airport Concession Agreements.

          (c) Seller shall maintain its corporate existence during the term of this Agreement and shall engage in no activity other than as contemplated hereby.

          (d) Notwithstanding anything to the contrary contained in any Service Agreement, to the extent that the consent of Seller is required for Purchaser to take any action pursuant to any

Service Agreement, Seller agrees that it will promptly provide such consent for no additional consideration upon Purchaser's written request. In addition, notwithstanding anything to the contrary contained in any Service Agreement, Seller agrees that it will take any action, or refrain from taking any action, requested by Purchaser in connection with any Service Agreement, upon Purchaser's written request, for no additional consideration.

          (e) From and after Closing, Purchaser shall defend, indemnify and hold harmless Seller from and against, and pay or reimburse Seller for, any and all claims, liabilities, obligations, losses, fines, costs, royalties, proceedings, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not arising from third party claims), including out of pocket expenses and reasonable attorneys' and accountants' fees incurred in the investigation or defense of any of the same or in asserting any of its rights hereunder resulting from or arising out, on or after the Closing Date, of (i) the Airport Concession Agreements (other than breach by Seller which did not result from Purchaser's instructions) or the purported assignment thereof and
(ii) the execution, delivery and performance (other than breach by Seller) of any Service Agreement.

                           VIII. CERTAIN TAX MATTERS
                                 -------------------

     Section 8.1.  Tax Returns Through Closing.  Seller shall prepare and file
                   ---------------------------
on a timely basis all reports and returns of Taxes relating to the Business with respect to all periods through and including the Closing Date and shall pay or cause to be paid when due all Taxes relating to the Business for such periods, including any interest, additions to tax or penalties thereon together with interest on such additions to tax or penalties. Seller shall be entitled to receive any Tax refund to which Seller may be entitled in respect of any period prior to, through and including the Closing Date.

     Section 8.2.  Subsequent Liability.  If, subsequent to the Closing Date,
                   --------------------
any liability for Taxes relating to the Business is asserted against Purchaser or the Assets with respect to any period through the Closing Date, Seller shall indemnify and hold Purchaser harmless from and against, and shall pay, as an adjustment to the Purchase Price, the full amount of such Tax liability, including any interest, additions to tax and penalties thereon, together with interest on such additions to tax or penalties (as well as reasonable attorney's or other fees and disbursements of Purchaser incurred in determination thereof or in connection therewith). Seller shall, at its sole expense and in its reasonable discretion, either settle any Tax claim that may be the subject of indemnification under this Section 8.2 at such time and on such terms as it shall deem appropriate or assume the entire defense thereof.

     Section 8.3.  Allocation of Purchase Price.  The Purchase Price shall be
                   ----------------------------
allocated in its entirety among the Assets as agreed by Purchaser and Seller within thirty (30) days after Closing. Seller, and Purchaser shall comply with the applicable information reporting requirements of Section 1060 of the Code and the Treasury regulations promulgated thereunder and shall file all information and Tax returns (and any amendments thereto) in a manner consistent with this Section 8.3. If, contrary to the intent of the parties hereto as expressed in this Section 8.3, any taxing authority makes or proposes an allocation different from that contained in this Section 8.3, Seller and Purchaser shall cooperate with each other in good faith to contest such taxing authority's allocation (or proposed allocation), provided, however, that after consultation with the party adversely affected by such allocation (or proposed allocation), another party hereto may file such protective claims or returns as may reasonably be required to protect its interests.

               IX. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION
                   --------------------------------------------

     Section 9.1.  Survival of Covenants and Agreements.  Other than the
                   ------------------------------------
covenants and agreements contained in Sections 1.3, (including any document executed at the Closing evidencing the assumption of the Assumed Liabilities) and obligations specified in Sections 1.3, 1.6, 1.7, 1.8(c), 1.9, 6.7(b), 6.8, 7.2, 7.3 and 8.2, which covenants and agreements shall survive until fully discharged or performed, and in Sections 4.14 (ERISA), 4.15 (taxes), 4.19 (environmental matters) and 4.22 (labor matters) which shall survive until the expiration of the relevant statute of limitations, the representations, warranties, covenants, indemnities and agreements contained in this Agreement shall survive for a period of one year after the Closing. Except in respect of the agreements that survive the Closing as provided for in the preceding sentence (and with respect to the breach thereof, the non-breaching party shall have all rights available at law or equity for such breach), after the Closing neither Purchaser nor Seller shall have any recourse against the other as a result of the breach of any representation, warranty, covenant or agreement contained herein, any certificate, document or instrument delivered in connection herewith or otherwise arising out of or in connection with the transactions contemplated hereby. Without limiting the foregoing, Purchaser hereby unconditionally and irrevocably waives and releases any and all actual or potential claims that it may have against Seller (and/or its Affiliates, directors, employees or agents) regarding any form of representations, warranty, express or implied, of any kind or type, including warranties of fitness, or any other claim of liability against Seller (and/or its Affiliates, directors, employees or agents) of any kind or nature whatsoever, except in respect of agreements stated herein expressly to survive Closing.

     Section 9.2.  Indemnification by Purchaser.  Purchaser shall indemnify and
                   ----------------------------
hold Seller harmless from and against any and all claims, losses, liabilities, taxes, fines, penalties, damages, and expenses (including reasonable fees and disbursements of counsel) suffered or incurred by Seller due to (i) the non-performance by Purchaser of any of its obligations under this Agreement, (ii) any failure of Purchaser to comply with any "bulk sales" laws applicable to the transactions contemplated by this Agreement, (iii) any breach not expressly waived in writing by Seller occurring or arising out of or in connection with any of the representations, warranties, covenants or agreements of Purchaser made to Seller in this Agreement or in any other agreement, certificate, instrument or other document delivered by or on behalf of Purchaser to Seller or any of its representatives in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby, or (iv) any action taken in connection with, and all matters pertaining to or in any manner concerning Purchaser's performance of Seller's obligations pursuant to any Service Agreement.

     Section 9.3.  Indemnification by Seller.  Seller shall indemnify and hold
                   -------------------------
Purchaser harmless from and against any and all claims, losses, liabilities, taxes, fines, penalties, damages, and expenses (including reasonable fees and disbursements of counsel) suffered or incurred by Purchaser due to (i) the failure of Seller to discharge or pay any liability, obligation, indebtedness, expense of, or claim undertaken or assumed by Seller pursuant to this Agreement,
(ii) any breach (not expressly waived in writing by Purchaser) occurring or arising out of or in connection with any of the representations, warranties, covenants or agreements of Seller made to Purchaser in this Agreement or in any other agreement, certificate, instrument or other document delivered by or on behalf of Seller to Purchaser or any of its representatives in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby, (iii) any claims from any of Seller's employees, including any claims for severance, benefits, or wrongful termination claims, or (iv) any act, omission, or other event giving rise to a claim that occurred prior to or with respect to period ending through Closing.

     Section 9.4.  Procedures with Respect to Indemnity.  The indemnitee shall
                   ------------------------------------
give the indemnitor prompt written notice of any claim, demand, assessment, suit, or proceeding to which the indemnity set forth in Section 9.2 or 9.3 applies. The indemnitor shall have the right to control the defense or settlement of any such action subject to the provisions set forth below, but the indemnitee may, at its election, participate in the defense of any action or proceeding at its sole cost and expense. Should the indemnitor fail to defend any such action, then, in addition to any other remedies, the indemnitee may settle (provided it shall give the indemnitor not less than fifteen (15) days' prior written notice of the terms thereof and permit the indemnitor then to undertake such defense) or defend such action or proceeding through counsel of its own choosing and may recover from the indemnitor the amount of such settlement, demand, or any judgment or decree and all of its costs and expenses, including reasonable fees and disbursements of counsel. The indemnitor will not compromise or settle any claim without the prior written consent of the indemnitee, provided, however, that if such approval is withheld the liability of the indemnitor shall be limited to the total sum represented in the amount of the proposed compromise or settlement and the amount of the indemnitee's counsel's fees incurred in defending such claim, as permitted by the preceding sentence, accrued at the time said approval is withheld.

     Section 9.5.  Exclusive Remedy.  Neither Seller nor Purchaser shall have
                   ----------------
any obligation to the other party for any matter described in this Article IX, except upon compliance by the other party with the provisions of this Article
IX. Indemnity shall be due only to the extent of the loss or damage actually suffered, reduced by any offsetting or related asset or service received and by any recovery from any insurer or other third party. Neither party shall be required to indemnify the other party under this Article IX for any breach of any representation or warranty contained in this Agreement unless written notice of a claim under this Article IX was received by the party within the pertinent survival period specified in this Article IX and unless the aggregate amount of all claims against the party for breaches of its representations and warranties exceeds Fifty Thousand Dollars (US$50,000.00). Seller and Purchaser each waive any all claims for punitive damages exemplary or similar against the other party. Notwithstanding anything herein to the contrary, the aggregate liability of either party to the other party for breaches of representations or warranties under this Article IX shall be limited to 7.5% of the Purchase Price. The indemnification provided in this Article IX shall be the sole and exclusive remedy for any breach of any representation or warranty made by Seller or Purchaser in this Agreement or in any document delivered pursuant to this Agreement.

                                X. TERMINATION
                                   -----------

     Section 10.1.  Termination Events.  Subject to the provisions of Section
                    ------------------
10.2, this Agreement may, by written notice given at or prior to the Closing in the manner hereinafter provided, be terminated and abandoned:

          (a) By any party if a material default or breach shall be made by another party with respect to the due and timely performance of any of its covenants and agreements contained herein, or with respect to the due compliance with any of its representations and warranties contained herein, and such default cannot be cured and has not been waived;

          (b) By written mutual consent of the parties; or

          (c) By either Seller or Purchaser if the Closing shall not have occurred for any reason, other than the failure of the party seeking termination to fulfill its obligations hereunder, on or before the date which is ninety (90) days after the date hereof (provided, in the event a request for additional information is made to either party by a governmental entity following the submission of the premerger notification as provided in Section 6.3 hereof, then the ninety (90) days period shall be extended by the amount of time given to such party to respond to any such request as well as the amount of time reserved by such governmental authority to respond to such submission), or such later date as may be agreed upon in writing by the parties.

     Section 10.2.  Effect of Termination.  In the event this Agreement is
                    ---------------------
terminated pursuant to Section 10.1, all further obligations of the parties hereunder shall terminate, no party shall have any right against the other party hereto, except as set forth in this Section 10.2, and each party shall bear its own costs and expenses, except that if this Agreement is terminated by Seller or Purchaser because one or more of the conditions to such party's obligations hereunder is not satisfied as a result of Purchaser's or Seller's, as the case may be, failure to comply with its obligations under this Agreement, it is expressly agreed and understood that the terminating party's right to pursue all legal remedies for breach of contract or otherwise, including, without limitation, damages relating thereto, shall survive such termination unimpaired. Notwithstanding the foregoing, however, the termination of this Agreement by any party shall not affect the continued effectiveness and validity of the Confidentiality Agreement.

                                XI. GUARANTIES
                                    ----------

     Section 11.1.  Guaranty of Havas, S.A.  As a material inducement to Seller
                    -----------------------
to enter into this agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Havas, S.A., a Societe Anonyme organized under the laws of France, ("Havas") unconditionally and irrevocably guarantees to Seller the prompt and full payment and performance of all of the obligations of Purchaser under this agreement and under any agreement, instrument or certificate delivered to Seller by Purchaser pursuant to this Agreement. The foregoing is an absolute unconditional irrevocable guaranty of payment and performance (not a guaranty of collection); and if for any reason any obligation of Purchaser set forth in this agreement or any such other document is not performed, or payment is not made when due, Havas undertakes to perform promptly each such obligation, and pay promptly each such amount, without counterclaim, set-off, deduction or reduction whatsoever. No exercise or nonexercise by Seller of any right hereby given it, no dealing by Purchaser with Seller or any other person, and no change, impairment, or suspension of any right or remedy of Seller shall in any way affect any of the obligations of Havas hereunder or give Havas any recourse against Seller. Havas further waives and agrees not to assert or take advantage of, and Havas agrees that its obligations under this Agreement shall be absolute and unconditional, irrespective of (a) any right to require Seller to proceed against Purchaser or any other person, or exhaust any security held by it or to pursue any other remedy in its power before proceeding against Havas; (b) any defense that may arise by reason of the failure of Seller to file or enforce a claim against the estate (either in administration, bankruptcy, or any other proceedings) of any other person; (c) the validity, enforceability, disaffirmance, settlement or compromise (by any Person or entity, including a trustee in bankruptcy) of the obligations guaranteed hereunder by Havas (collectively, the "Havas Guaranteed Obligations"), (d) the waiver or consent by Seller with respect to any provision of any instrument evidencing the Havas Guaranteed Obligations, (e) any change of the time, manner or place of performance or payment, or any other term of any of the Havas Guaranteed Obligations, (f) any law, regulation or order of any jurisdiction affecting any terms of any of the Havas Guaranteed Obligations or rights of Seller with respect hereto (including any estimation, reduction or valuation of the Havas Guaranteed Obligations made in connection with any proceedings involving Purchaser or Havas filed under the Federal Bankruptcy Code, whether pursuant to
Section 502 of the Federal Bankruptcy Code or any other Section thereof), and
(g) any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a guarantor. Havas further agrees that, to the extent that Purchaser makes a payment to the Seller which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to its estate, trustee, receiver or any other party, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Havas Guaranteed Obligations or part thereof that has been paid, reduced or satisfied by such amount shall be reinstated and continue in full force and effect as of the date such initial payment, reduction or satisfaction occurred. Havas waives all set-offs and counterclaims and all presentments, demands for performance, notices of dishonor and notices. After all of the Havas Guaranteed Obligations have been performed or satisfied in full, Havas shall be subrogated to the rights and remedies of Purchaser with respect to Seller. Havas agrees that its obligations under this Agreement shall be irrevocable. Notwithstanding anything to the contrary contained herein, Havas shall not be obligated to pay or perform any obligation of Purchaser as to which performance by the Purchaser is excused under this Agreement or any other relevant agreement.

     Section 11.12.  Guaranty of The Ackerley Group, Inc.  As a material
                     ------------------------------------
inducement to Purchaser to enter into this agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, The Ackerley Group, Inc., a Delaware corporation, ("Ackerley")unconditionally and irrevocably guarantees to Purchaser the prompt and full payment and performance of all of the obligations of Seller and Seller's Affiliates under this Agreement (including without limitation, the performance of the non-solicitation and non-competition obligations set forth in Section 6.7 and 6.8 hereof by Ackerley and Seller's Affiliates) and under any agreement, instrument or certificate delivered to Purchaser by Seller pursuant to this Agreement. The foregoing is an absolute unconditional irrevocable guaranty of payment and performance (not a guaranty of collection); and if for any reason any obligation of Seller set forth in this agreement or any such other document is not performed, or payment is not made when due, Ackerley undertakes to perform promptly each such obligation, and pay promptly each such amount, without counterclaim, set-off, deduction or reduction whatsoever. No exercise or nonexercise by Purchaser of any right hereby given it, no dealing by Seller with Purchaser or any other person, and no change, impairment, or suspension of any right or remedy of Purchaser shall in any way affect any of the obligations of Ackerley hereunder or give Ackerley any recourse against Purchaser. Ackerley further waives and agrees not to assert or take advantage of, and Ackerley agrees that its obligations under this Agreement shall be absolute and unconditional, irrespective of (a) any right to require Purchaser to proceed against Seller or any other person, or exhaust any security held by it or to pursue any other remedy in its power before proceeding against Ackerley; (b) any defense that may arise by reason of the failure of Purchaser to file or enforce a claim against the estate (either in administration, bankruptcy, or any other proceedings) of any other person; (c) the validity, enforceability, disaffirmance, settlement or compromise (by any Person or entity, including a trustee in bankruptcy) of the obligations guaranteed hereunder by Ackerley (collectively, the "Ackerley Guaranteed Obligations"), (d) the waiver or consent by Purchaser with respect to any provision of any instrument evidencing the Ackerley Guaranteed Obligations, (e) any change of the time, manner or place of performance or payment, or any other term of any of the Ackerley Guaranteed Obligations, (f) any law, regulation or order of any jurisdiction affecting any terms of any of the Ackerley Guaranteed Obligations or rights of Purchaser with respect hereto (including any estimation, reduction or valuation of the Ackerley Guaranteed Obligations made in connection with any proceedings involving Seller or Ackerley filed under the Federal Bankruptcy Code, whether pursuant to Section 502 of the Federal Bankruptcy Code or any other Section thereof), and (g) any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a guarantor. Ackerley further agrees that, to the extent that Seller makes a payment to the Purchaser which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to its estate, trustee, receiver or any other party, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Ackerley Guaranteed Obligations or part thereof that has been paid, reduced or satisfied by such amount shall be reinstated and continue in full force and effect as of the date such initial payment, reduction or satisfaction occurred. Ackerley waives all set-offs and counterclaims and all presentments, demands for performance, notices of dishonor and notices. After all of the Ackerley Guaranteed Obligations have been performed or satisfied in full, the Ackerley shall be subrogated to the rights and remedies of Seller with respect to Purchaser. Ackerley agrees that its obligations under this Agreement shall be irrevocable. Notwithstanding anything to the contrary contained herein, Ackerley shall not be obligated to pay or perform any obligation of Seller as to which performance by the Seller is excused under this agreement or any other relevant Agreement.

                              XII. MISCELLANEOUS
                                   -------------

     Section 12.1.  Expenses Relating to the Transaction.  (a) Purchaser shall
                    ------------------------------------
bear the cost of any documentary stamp, sales, excise, transfer, bulk sales and similar taxes payable in respect of the transfer of the Assets hereunder. Purchaser shall bear the cost of the filing fee for the pre-merger notification required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          (b) Each party to this Agreement shall pay its own costs, fees and expenses (including all legal and accounting fees incurred by it) relating to this Agreement, the negotiations leading up to this Agreement and the transactions contemplated by this Agreement.

     Section 12.2.  Access to Books and Records.  Subject to the provisions of
                    ---------------------------
the Confidentiality Agreement, Seller shall allow Purchaser and its authorized representatives reasonable access to the financial books and records relating to the Business at such reasonable times as Purchaser may request from time to time for a period of three years from the Closing

Date.

     Section 12.3.  Risk of Loss.  The risk of loss or damage to any of the
                    ------------
tangible property, transfer of which is contemplated hereby, shall remain with Seller until the Closing.

     Section 12.4.  Amendment.  This Agreement shall not be amended or modified
                    ---------
except by a writing duly executed by the parties hereto.

     Section 12.5.  Entire Agreement.  This Agreement, including the Exhibits
                    ----------------
and Schedules hereto and the other instruments, agreements and documents delivered pursuant to this Agreement, and the Confidentiality Agreement contain all the terms, conditions and representations and warranties agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

     Section 12.6.  Headings.  The headings contained in this Agreement are
                    --------
intended solely for convenience and shall not affect the rights of the parties to this Agreement.

     Section 12.7.  Notices.  Any notice, demand or request required or
                    -------
permitted to be given under the provisions of this Agreement shall be in writing, addressed to the following addresses, or to such other address as any party may request,

          To Seller:     ACKERLEY AIRPORT ADVERTISING, INC.
                         1301 5th Avenue, Suite 4000
                         Seattle, WA 98101
                         Attn.   Denis M. Curley
                         Telecopy:     206-623-7853

          Copy to:       Eric M. Rubin, Esq.
                         1333 New Hampshire Ave., N.W.
                         Tenth Floor
                         Washington, D.C.  20036
                         Telecopy:     202-429-0657

          To Purchaser:  SKY SITES, INC.
                         150 East 58th Street, 32nd Floor
                         New York, NY 10155
                         Attn:  Joseph Evans
                         Telecopy: (212) 826-0710

          Copy to:       Jonathan B. Lapin, Esq.
                         575 Madison Avenue
                         25th Floor
                         New York, NY 10022
                         Telecopy:  (212) 755-6385

          To Guarantors: Havas, S.A.

                         150 East 58th Street, 32nd Floor
                         New York, NY 10155
                         Attn:  Joseph Evans
                         Telecopy:   (212) 826-0710

          Copy to:       Jonathan B. Lapin, Esq.
                         575 Madison Avenue
                         25th Floor
                         New York, NY 10022
                         Telecopy:    (212) 755-6385

                         The Ackerley Group, Inc.
                         1301 5th Avenue, Suite 4000
                         Seattle, WA 98101
                         Attn.   Denis M. Curley
                         Telecopy:    206-623-7853

          Copy to:       Eric M. Rubin, Esq.
                         1333 New Hampshire Ave., N.W.
                         Tenth Floor
                         Washington, D.C.  20036
                         Telecopy:    202-429-0657

and shall be deemed to have been duly delivered and received (a) on the date of personal delivery, or (b) on the date of transmission when sent by facsimile transmission during normal business hours with telephone confirmation of receipt and delivery of original by hand or next business day delivery service, or (c) on the date of receipt, if mailed by registered or certified mail, postage prepaid and return receipt requested, or (d) on the date of a signed receipt, if sent by an overnight delivery service, but only if sent in the same manner to all persons entitled to receive notice or a copy.

     Section 12.8.  Severability.  If any provision of this Agreement is held to
                    ------------
be invalid and unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

     Section 12.9.  Waiver.  Waiver of any term or condition of this Agreement
                    ------
by any party shall only be effective if in writing and shall not he construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

     Section 12.10.  Counterparts and Facsimile Signatures.  This Agreement may
                     -------------------------------------
be signed in counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement. For purposes of this Agreement, a facsimile copy of a party's signature shall be sufficient to bind such party.

     Section 12.11.  Governing Law and Jurisdiction.  This Agreement shall be
                     ------------------------------
governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof. In the event of any suit, action or proceeding among the parties, the prevailing party shall be entitled to reasonable attorneys' fees and other costs and expenses (including without limitation travel expenses) incurred in litigating, enforcing or otherwise resolving or settling such suit, action or proceeding.

     Section 12.12.  Assignment.  This Agreement may not be assigned by any
                     ----------
party without the prior written consent of the other parties, provided that Purchaser may assign this Agreement to a 100% direct or indirect subsidiary of Vivendi.

     Section 12.13.  Remedies.  Any remedy chosen by the parties hereto shall be
                     --------
cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

     Section 12.14.  Third Parties.  Except as specifically set forth or
                     -------------
referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their successors or assigns any rights or remedies under or by reason of this Agreement.

     Section 12.15.  Affiliates.  The term "Affiliate" of any natural person,
                     ----------
corporation, firm, joint venture, partnership, association, enterprise, trust, unincorporated organization, government or any department or agency of any government ("Person") means any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock by contract or otherwise.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date set forth above.

                              PURCHASER:
                              SKY SITES, INC.



                              By:  /s/ Joseph Evans
                                   ----------------
                              Name:  Joseph Evans
                              Title:  Chief Executive Officer

                              SELLER:
                              ACKERLEY AIRPORT ADVERTISING, INC.



                              By:  /s/ Denis M. Curley
                                   ---------------------
                              Name:  Denis M. Curley
                              Title:  Secretary/Treasurer

                              GUARANTOR (AS TO SECTION 11.1):
                              HAVAS, S.A.


                              By:  /s/ Michel Boutinard Rouelle
                                 ------------------------------
                              Name:  Michel Boutinard Rouelle
                              Title:  Chairman of the Board/HMC

                              By:  /s/ Phillippe Richard
                                 -----------------------
                              Name:  Phillippe Richard
                              Title:  Deputy Managing Director


                              GUARANTOR (AS TO SECTION 11.2):
                              THE ACKERLEY GROUP, INC.


                              By:  /s/ Denis M. Curley
                                   -------------------
                              Name:  Denis M. Curley
                              Title:  Co-President and Chief Financial Officer